BURNTSAND INC.

PROFESSIONAL SERVICES AGREEMENT

Terms and Conditions

This Professional Services Agreement, made this 18th day of January, 2001, between Burntsand Inc. of Suite 1500, 1075 West Georgia Street, Vancouver, BC V6E 3C9 ("Burntsand") and Spectre Industries of Suite 6, 260 East Esplanade, North Vancouver, BC V7L 1A3 ("Customer").

Customer desires to retain Burntsand to perform the Description of Services described in Schedule A in accordance with the terms and conditions of this Agreement.

1. Definitions

1.1 "Business Module" means a unique Third Party Software configuration model including unique tables, forms, lists, agents or reports designed to be utilized by the Customer.

1.2 "Third Party Software" means the software provided under license by a third party which is to be customized or integrated by Burntsand.

1.3 "Description of Services" means the list of services and the responsibilities of the parties in the performance of the various project tasks and shall be attached to this Agreement as Schedule A. Schedule A may be changed by the creation of a replacement Schedule A signed by both parties.

1.4 "Software" means the Business Module and the Third Party Software.

1.5 "Product" is the computer code resulting from the work Burntsand has performed. The code contains Software, objects, etc. that Burntsand may re-use, but are the clear property of the Customer when used within the Product. Relative to the Product, no royalties or other obligations will exist to Burntsand and / or other party.

2. Professional Services

2.1 Customer hereby retains Burntsand and Burntsand hereby agrees to perform the Description of Services upon terms and conditions contained in this Agreement. This Agreement shall commence on the date in this Agreement and shall remain in effect for an indefinite time until terminated in accordance with subsection 9.2.

2.2 Burntsand will provide to the Customer system consulting, software customization or development, system engineering, integration, and training services relative to the Third Party Software and Business Module as agreed upon by the parties and indicated in the Description of Services. The Description of Services will set out the schedule for the provision of the services and the deliverables to be made by Burntsand.

2.3 If Burntsand is prevented or delayed from performing the contracted services in the manner and at the time set out in the Description of Services by reason of any act or omission of the Customer, the project schedule shall be amended forthwith, and after a 90 day period, the Customer will pay to Burntsand all reasonable costs and charges sustained or incurred by Burntsand (at Burntsand's then current per diem rates) for additional time and materials expended by Burntsand as a result of such delay.

2.4 Scheduled date(s) for a Workshop, Installation, Analysis Interviews, or Training ("Event") must be confirmed by the Customer at least six (6) weeks in advance of the date the Event is to commence. Requests for any change or revision to the agreed date received by Burntsand less than three (3) weeks prior to the date the Event is to commence are subject to a rescheduling fee equal to 50% of the cost of the Event. Requests for any change or revision to the agreed date received by Burntsand less than two (2) weeks prior to the date the Event is to commence are subject to a rescheduling fee equal to 75% of the cost of the Event.

3. Ownership

3.1 All Burntsand Software shall remain the intellectual property of Burntsand or its licensors. Any Product (or beta versions thereof) created by Burntsand under this Agreement shall be the property of the Customer. Burntsand shall have no rights, copyrights, patents or other intellectual property rights in the Product other than intellectual property rights in Burntsand Software and any Burntsand Confidential Information underlying, embedded in, incorporated with or utilized with the Product.

3.2 The parties agree that in the event either party modifies or adapts the deliverables or Software in any way, clause 3.1 of this Agreement will be applicable to all modified or adapted deliverables or Software.

3.3 The Customer acknowledges:

(a) that Burntsand may use certain Burntsand Software including software libraries and development tools proprietary to Burntsand to create the Product; and

(b) the Customer does not obtain proprietary or intellectual property right in such Burntsand Software; and

(c) the Customer's use of Burntsand Software as embedded in, incorporated with or utilized with the Product shall be governed by a fully-paid, non-exclusive worldwide, runtime license to use such Burntsand Software only in its own internal operations and with all associated and subsidiary companies.

3.4 General knowledge and experience gained by Burntsand prior to or during Burntsand's retainer by the Customer, (including general techniques in relation to developing scalable Internet databases, and methods not protected by intellectual property rights and in the creation of which no Confidential Information of the Customer was used) may be used by Burntsand at any time prior to, during or subsequent to its retainer.

4. Charges and Payment

4.1 The charges applicable to the professional services are as indicated in the Payment Schedule attached as Schedule A. The Customer shall pay all applicable sales, use and excise taxes, and any other assessments in the nature of taxes however designated on or resulting from this Agreement, exclusive of taxes based on the net income of Burntsand.

4.2 Burntsand will invoice the Customer in accordance with the provisions of Schedule A. Unless otherwise indicated Burntsand invoices will be due upon receipt. Overdue invoices shall bear interest at 1 percent per month, 12.56% per annum.

5. Access to System

5.1 Subject to the security requirements of the Customer, Burntsand or its designated representative, shall have 24 hour access to the Customer's system to enable Burntsand or its designated representative to perform any of the obligations placed upon Burntsand by this Agreement. The Customer shall provide, at no cost to Burntsand:

a) sufficient space required by Burntsand to perform the services hereunder;

b) office supplies and services such as photocopying, facsimile and telephone (excepting long distance voice automation);

c) access to a telephone circuit by-passing all internal telecommunications equipment of the Customer, at any hour of the day, in order to facilitate the performance of the obligations placed upon Burntsand by this Agreement, including the remote diagnosis and correction of programming errors in the Business Module; and

d) a modem to allow dial up access and install it as a condition to Burntsand providing services under this Agreement.

The Customer shall bear the agreed upon cost, including all out-of-pocket expenses, associated in providing the above items.

6. Warranty

6.1 Limited Warranty of Services - Burntsand warrants that all services shall be performed in full conformity with the Agreement, with the skill and care which would be exercised by those who perform similar services at the time the services are performed, and in accordance with accepted industry practice. In the event of a breach of the express warranties contained herein and/or in the event of non-performance and/or failure of Burntsand to perform the services in accordance with the Agreement, Burntsand shall, at no cost to Customer, re-perform or perform the services so that the services conform to this warranty.

6.2 NO OTHER WARRANTIES: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BURNTSAND AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF DURABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES, WITH REGARD TO THE SOFTWARE, SERVICES AND THE ACCOMPANYING DOCUMENTATION. THIS LIMITED WARRANTY GIVES YOU SPECIAL LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

6.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BURNTSAND BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF CAUSED BY BURNTSAND'S NEGLIGENCE OR EVEN IF BURNTSAND HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

6.4 LIMITS ON LIABILITY: IF FOR ANY REASON, BURNTSAND BECOMES LIABLE TO CUSTOMER OR ANY OTHER PARTY FOR DIRECT OR ANY OTHER DAMAGES FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION (IN CONTRACT OR TORT), INCURRED IN CONNECTION WITH THIS AGREEMENT, THE SERVICES OR THE SOFTWARE AND MODIFICATIONS THERETO, THEN THE AGGREGATE LIABILITY OF BURNTSAND FOR ALL DAMAGES, INJURY, AND LIABILITY INCURRED BY CUSTOMER AND ALL OTHER PARTIES IN CONNECTION WITH THE SOFTWARE, SERVICES OR THIS AGREEMENT, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE CHARGES ASSOCIATED WITH THE PROVISION OF SUCH SOFTWARE OR SERVICES UNDER THIS AGREEMENT WHICH GAVE RISE TO THE CLAIM FOR DAMAGES

7. Confidentiality

7.1 "Trade Secret" means any information including hardware configurations and third party software design and customization identified or reasonably identifiable as confidential and proprietary information of Customer or Burntsand which: (a) derives economic value, actual or potential, from not being generally known to other persons who might obtain economic value from its disclosure or use including computer software; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

7.2 "Confidential Information" means any information including hardware configuration and third party software design and customization identified or reasonably identifiable as confidential and proprietary information of the Customer or Burntsand concerning such party's business interests not generally available to third parties including: (a) production processes, business plans and other materials or information relating to the business of such party; (b) portions of computer software (in source and executable code) and related documentation which does not obtain trade secret status in any media including all modifications, enhancements and versions and all options available with respect thereto; and information defined herein as a Trade Secret but which is determined by a court of competent jurisdiction not to rise to the level of a trade secret under applicable law. The Business Module shall be deemed to be Burntsand Confidential Information.

7.3 Customer acknowledges that Burntsand may be and could be providing Professional Services for businesses other than Customer including, without limitation, other companies in the same industry as the Customer. This Agreement shall not prohibit Burntsand from representing or performing Professional Services for such other businesses.

7.4 Each party acknowledges that it will receive Trade Secret and Confidential Information from the other party in the course of performing the Professional Services. The Trade Secret and Confidential Information shall include all the information one party receives from the other which is designated as confidential. Each party agrees to maintain the secrecy of the other party's Trade Secret and Confidential Information and agrees not to use it except in performing the Services and not to disclose same to anyone outside Burntsand or Customer. Trade Secret and Confidential Information shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of the recipient party or is rightfully acquired by the recipient party from a third party who is not in breach of an agreement to keep such information confidential.

8. Change of Scope

8.1 At any time during the term of this Agreement, should Customer desire Burntsand to provide any additional services in the form of a modification of or, a change to the Description of Services, Burntsand and Customer shall comply with the following:

(a) Customer will provide any request for a change to the Description of Services including any additional services which alter, amend, enhance, add to, or delete from the Professional Services ("Change Request");

(b) Burntsand will respond in writing to all Change Requests setting out Burntsand's personnel and resources necessary to satisfy the Change Request and the impact, if any, on the completion date and changes in costs;

(c) To implement the Change Request the Customer shall authorize Burntsand to perform the Change Request by returning a signed copy of the Change Request to Burntsand and Burntsand will commence to provide the services in accordance with such Change Request;

(d) Burntsand shall not be obligated to perform any additional services in advance of written authorization from Customer; and

(e) Each Change Request authorized in writing by Customer and agreed to by Burntsand shall be deemed incorporated into this Agreement and each such Request shall constitute a formal change to this Agreement adjusting fees and completion date as agreed in each authorized Change Request. In no event shall the Description of Services be deemed altered, amended, enhanced or otherwise modified except in accordance with this Section 8.

9. Termination

9.1 Burntsand will notify Customer in writing of its intent to terminate this Agreement if the Customer commits a material breach of any of the terms of this Agreement. If Burntsand notifies Customer of its intent to terminate this Agreement, Customer shall have fifteen (15) business days in which to cure the breach of this Agreement. If Customer fails to cure such breach within fifteen (15) days, this Agreement will automatically terminate.

9.2 Either party may terminate this Agreement at its option on 10 days notice to the other party, provided all reasonable costs that are incurred by the party who does not want the Agreement terminated are paid by the party who wishes to terminate the Agreement.

9.3 Suspension of Obligations. If either party should default in the performance or observance of any of its obligations hereunder, then, in addition to all other rights and remedies available to the non-defaulting party, the non-defaulting party may suspend performance and observance of any or all its obligations under this Agreement, without liability, until the other party's default is remedied, but this Section shall not permit the Customer to suspend its obligation to make payments accruing due and payable in respect of the Description of Services.

10. Non-Solicitation Clause

10.1 During the term of this Agreement, and for a period of 1 year thereafter, in order to enable Burntsand to maintain a stable workforce and to operate its business, neither the Customer nor any of the Customer's employees will solicit or encourage any of Burntsand's employees to work elsewhere. The Customer acknowledges that Burntsand's damages resulting from any breach of this clause would be impracticable and extremely difficult to fix in an actual amount. Therefore, in the event that the Customer violates this clause, the Customer shall immediately pay Burntsand an amount equal to US$50,000 as liquidated damages. This liquidated damages amount is based on the projected costs Burntsand would incur to identify, recruit, hire and train a replacement for such personnel.

  General

11.1 Complete Agreement

This is the complete and exclusive statement of the Agreement between the parties with respect to the subject matter contained herein and supersedes and merges all prior representations, proposals, understandings and all other agreements, oral or written, express or implied, between the parties relating to the matters contained herein. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

11.2 Notices

All notices and requests in connection with this Agreement shall be given or made upon the respective parties in writing and shall be deemed given as of the third day following the day the notice is faxed, providing hardcopy acknowledgment of successful faxed notice transmission is retained. Notice may also be deposited in the Canadian mails, postage pre-paid, certified or registered with return receipt requested.

11.3 Governing Law

This Agreement and performance hereunder shall be governed by the laws of British Columbia.

11.4 Survival

Section 4, Subsections 6.2, 6.3, 6.4 and Section 7 shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF the parties have signed this Agreement, through their respective officers, duly authorized on the date indicated below.
BURNTSAND INC.	SPECTRE INDUSTRIES

By: /s/ D. Stuckert	By: /s/ I.S. Grant
Authorized Signature	Authorized Signature

Name: D. Stuckert	Name: I.S. Grant

Title: Vice President	Title: President and CEO

Date: January 18, 2001	Date: January 18, 2001